Exhibit 99.1

LTC Announces Fourth Quarter Operating Results

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--February 24, 2010--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and twelve months ended December 31, 2009 and announced that net income allocable to common stockholders for the fourth quarter was $7.2 million or $0.31 per diluted share. For the same period in 2008, net income allocable to common stockholders was $5.9 million or $0.26 per diluted share. Revenues for the three months ended December 31, 2009, were $17.5 million versus $16.7 million for the same period last year.

For the twelve months ended December 31, 2009, net income allocable to common stockholders was $29.4 million or $1.27 per diluted share which includes $0.6 million related to the repurchase of 109,484 shares of preferred stock and $0.2 million related to the prepayment of a mortgage loan. For the same period in 2008, net income allocable to common stockholders was $28.4 million or $1.24 per diluted share which includes $1.0 million related to the repurchase of 636,300 shares of preferred stock. Revenues for the twelve months ended December 31, 2009, were $69.9 million versus $69.4 million for the same period last year.

The Company will conduct a conference call on Thursday February 25, 2010, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended December 31, 2009. The conference call is accessible by dialing 877-485-3104. The international number is 201-689-8579. The earnings release will be available on the Company’s website. An audio replay of the conference call will be available from February 25, 2010 through March 11, 2010. Callers can access the replay by dialing 877-660-6853 or 201-612-7415 and entering account number 356 and replay identification number 343430.

At December 31, 2009, LTC had investments in 98 skilled nursing properties, 104 assisted living properties and two schools in 29 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC. CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(audited)
Revenues:
Rental income	$15,063	$14,223	$60,005	$57,562
Interest income from mortgage loans	2,020	2,023	8,558	9,708
Interest and other income	382	414	1,331	2,087
Total revenues	17,465	16,660	69,894	69,357

Expenses:
Interest expense	372	953	2,418	4,114
Depreciation and amortization	3,733	3,793	14,822	14,960
Provisions for doubtful accounts	202	125	775	85
Operating and other expenses	2,102	1,898	7,519	7,006
Total expenses	6,409	6,769	25,534	26,165

Income from continuing operations	11,056	9,891	44,360	43,192

Discontinued operations:
Gain on sale of assets, net	—	—	—	92
Net income from discontinued operations	—	—	—	92
Net income	11,056	9,891	44,360	43,284
Income allocated to non-controlling interests	(67)	(77)	(296)	(307)
Net income attributable to LTC Properties, Inc.	10,989	9,814	44,064	42,977

Income allocated to participating securities	(34)	(35)	(139)	(159)
Income allocated to preferred stockholders	(3,785)	(3,841)	(14,515)	(14,401)
Net income allocable to common stockholders	$7,170	$5,938	$29,410	$28,417

Basic earnings per common share:
Continuing operations	$0.31	$0.26	$1.27	$1.23
Discontinued operations	$0.00	$0.00	$0.00	$0.00
Net income allocable to common stockholders	$0.31	$0.26	$1.27	$1.24

Diluted earnings per common share:
Continuing operations	$0.31	$0.26	$1.27	$1.23
Discontinued operations	$0.00	$0.00	$0.00	$0.00
Net income allocable to common stockholders	$0.31	$0.26	$1.27	$1.24

Weighted average shares used to calculate earnings per common share:
Basic	23,148	23,043	23,099	22,974
Diluted	23,240	23,050	23,182	23,090

NOTE: Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders. Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

Reconciliation of Funds from Operations (“FFO”)

FFO is a supplemental measure of a REIT’s financial performance that is not defined by accounting principles generally accepted in the United States. Our management uses FFO as a supplemental measure of our operating performance and we believe FFO is helpful in evaluating the operating performance of real estate investment trusts. We define FFO as net income allocable to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company’s FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share allocable to common stockholders determined in accordance with accounting principles generally accepted in the United States.

The following table reconciles net income allocable to common stockholders to funds from operations allocable to common stockholders (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net income allocable to common stockholders	$7,170	$5,938	$29,410	$28,417
Add: Real estate depreciation	3,733	3,793	14,822	14,960
Add: Non-cash compensation charges	364	306	1,389	1,229
Less (gain)/add loss on sale of assets, net	—	—	—	(92)
FFO allocable to common stockholders	11,267	10,037	45,621	44,514

Less: Non-cash compensation charges	(364)	(306)	(1,389)	(1,229)
FFO including non-cash compensation charges	$10,903	$9,731	$44,232	$43,285

Basic FFO allocable to common stockholders per share	$0.49	$0.44	$1.98	$1.94
Diluted FFO allocable to common stockholders per share	$0.48	$0.43	$1.94	$1.91

Diluted FFO allocable to common stockholders	$12,206	$10,987	$49,408	$48,362
Weighted average shares used to calculate diluted FFO per share allocable to common stockholders	25,489	25,397	25,447	25,370

Basic FFO including non-cash compensation charges per share	$0.47	$0.42	$1.91	$1.88
Diluted FFO including non-cash compensation charges per share	$0.46	$0.42	$1.89	$1.86

Diluted FFO including non-cash compensation charges	$11,842	$10,604	$48,019	$47,133
Weighted average shares used to calculate diluted FFO per share including non-cash compensation charges	25,489	25,217	25,447	25,370

LTC PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands) (audited)

	December 31, 2009	December 31, 2008
ASSETS
Real Estate Investments:
Buildings and improvements, net of accumulated depreciation and amortization: 2009 — $145,180; 2008 — $130,475	$337,719	$337,171
Land	36,561	34,971
Mortgage loans receivable, net of allowance for doubtful accounts: 2009 — $704; 2008 — $760	69,883	77,541
Real estate investments, net	444,163	449,683
Other Assets:
Cash and cash equivalents	8,856	21,118
Debt issue costs, net	476	831
Interest receivable	1,964	2,010
Straight-line rent receivable, net of allowance for doubtful accounts: 2009 — $631; 2008 — $140	17,309	13,900
Prepaid expenses and other assets	8,663	9,148
Notes receivable	2,689	2,895
Marketable securities	6,473	6,468
Total Assets	$490,593	$506,053

LIABILITIES AND EQUITY
Bank borrowings	$13,500	$—
Mortgage loans payable	7,685	32,063
Bonds payable	4,225	4,690
Accrued interest	102	251
Accrued expenses and other liabilities	7,801	5,015
Distributions payable	2,967	3,022
Total Liabilities	36,280	45,041

Stockholders' equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2009 — 7,932; 2008 — 8,042	186,801	189,560
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2009 — 23,312; 2008 — 23,136	233	231
Capital in excess of par value	326,163	321,979
Cumulative net income	577,629	533,565
Other	390	735
Cumulative distributions	(638,884)	(588,192)
Total LTC Properties, Inc. Stockholders' Equity	452,332	457,878

Non-controlling interests	1,981	3,134
Total Equity	454,313	461,012
Total Liabilities and Equity	$490,593	$506,053

LTC PROPERTIES, INC. SUPPLEMENTAL INFORMATION (Unaudited, amounts in thousands)

Non-Cash Revenue Components
	4Q09	1Q10(1)	2Q10(1)	3Q10(1)	4Q10(1)
Straight-line rent	$996	$921	$917	$826	$533
Amort. Lease break fee	(163)	(166)	(167)	(167)	(167)
Net	$833	$755	$750	$659	$366

(1) Projections based on current in-place leases and leases related to the acquisitions subsequent to December 31, 2009 of two skilled nursing properties with a total of 286 beds. Also, projections do not assume any increase in straight-line rent from additional acquisitions.

Maturities
	2010		2011	2012	2013	2014
Lease Maturities	—		1 lease on	3 leases on	2 leases on	4 leases on
			1 property	3 properties	2 properties	41 properties

Mortgage Loan Receivable Maturities (1)	$—		$7,301	$2,221	$16,214	$6,996

Debt Maturities (1)	$7,581	(2)	$—	$—	$—	$—

(1) Represents principal amount due at maturity.

(2) 8.7% fixed prepayable May 1. Represents principal amount due at maturity.

Note: At December 31, 2009, the Company had a floating rate debt balance of $4,225 at an all-in floating rate of 2.20%. This debt amortizes to $720 which is due in 2015 and is redeemable at anytime.

Portfolio Snapshot
			Twelve months ended December 31, 2009		% of Revenues (3)	Number of Properties	Number of Beds/ Units (1)	Investment per Bed/Unit
Type of Property	Gross Investments	% of Investments	Rental Income	Interest Income (2)
Assisted Living Properties	$295,421	50.1%	$30,064	$3,075	48.3%	104	4,790	$61.67
Skilled Nursing Properties	281,606	47.7%	28,762	5,177	49.5%	98	11,319	$24.88
Schools	13,020	2.2%	1,179	306	2.2%	2	N/A	N/A
Totals	$590,047	100.0%	$60,005	$8,558	100.0%	204	16,109

(1) See the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Item 1. Business General – Owned Properties for discussion of bed/unit count.

(2) Includes Interest Income from Mortgage Loans.

(3) Includes Rental Income and Interest Income from Mortgage Loans.

LTC PROPERTIES, INC. SUPPLEMENTAL INFORMATION (Unaudited, amounts in thousands)

Balance Sheet Metrics
	Year Ended	Quarter Ended
	12/31/09	12/31/09		9/30/09		6/30/09		3/31/09		12/31/08

Debt to book capitalization ratio	5.3%	5.3%	(1)	2.6%	(4)	5.3%	(6)	7.3%		7.4%
Debt & Preferred Stock to book capitalization ratio	44.2%	44.2%	(1)	42.6%	(4)	44.1%	(6)	45.2%		45.5%

Debt to market capitalization ratio	3.0%	3.0%	(1)	1.6%	(4)	3.8%	(6)	5.9%	(7)	5.4%
Debt & Preferred Stock to market capitalization ratio	25.1%	25.1%	(2)	25.3%	(4)	29.5%	(6)	32.8%	(7)	30.1%

Interest coverage ratio	25.5x	40.8x	(3)	45.2x	(5)	18.7x	(5)	17.7x	(8)	15.4x
Fixed charge coverage ratio	3.5x	3.6x	(3)	3.7x	(5)	3.3x		3.4x	(8)	3.1x

(1) Increase primarily due to the increase in bank borrowing.

(2) Decrease primarily due to the increase in market capitalization partially offset by the increase in bank borrowing.

(3) Decrease primarily due to the increase in operating and other expenses relating to transaction costs incurred on the acquisition of three assisted living properties.

(4) Decrease primarily due to the repayment of $23.9 million of mortgage debt in June and July of 2009.

(5) Increase primarily due to the decrease in interest expense relating to the repayment of debt.

(6) Decrease primarily due to the repayment of $15.8 million on two mortgage loans secured by 10 assisted living properties located in various states.

(7) Increase primarily due to the decrease in market capitalization.

(8) Increase primarily due to increases in rental income resulting from lease restructuring and one-time interest income resulting from the prepayment of a mortgage loan.

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
805-981-8655